Exhibit 99.1

NEWS RELEASE                        For Immediate Release

Media Contacts:                        Investor Contact
Shannon Bennett                        Eric Rychel
216.910.3664                            216.910.3229
shannon.bennett@aleris.com                     eric.rychel@aleris.com

Nanda Aerts
+32 499 569556
nanda.aerts@aleris.com

ALERIS NAMES JACK GOVERS TO LEAD ITS
EUROPEAN BUSINESS & GLOBAL AEROSPACE AND AUTOMOTIVE

CLEVELAND, June 21, 2016 - Aleris Corporation announced today that it has appointed Jack Govers executive vice president, president of Europe and Global Markets. In this role, Govers will oversee all aspects of the European business as well as the company’s global automotive and aerospace strategy. Govers joined Aleris on June 20 and will report directly to Sean Stack, Aleris president and chief executive officer.

Govers most recently served as general manager, Global Forms for SABIC, one of the world’s leading petrochemical producers. In this capacity, he was leading a global business team focused on serving and innovating with customers in the automotive, aerospace and consumer electronics markets. Jack also previously served as general manager of SABIC’s global sheet and film business, during which he also had management board oversight for the Europe region for SABIC Innovative Plastics.

“Jack has extensive experience leading both global and regional teams within large industrial companies, making him a great fit to step in and lead our European business and drive continued growth in our global markets,” Stack said. “Jack’s leadership will help us accelerate our work to achieve sustainable, reliable operations and continue the shift in our product mix toward more value-added aerospace, automotive and industrial products.”

Govers became part of the SABIC team following the company’s acquisition of GE Plastics in 2007. Previously, he spent 15 years at General Electric, holding various leadership positions in operations, business development, sales and marketing across GE Plastics, GE Capital, and GE Corporate.

Govers holds a Master of Science degree in Mechanical Engineering from the University of Technology in Delft, The Netherlands and graduated as a Navy officer from the Royal Navy Institute in Den Helder, The Netherlands.

About Aleris
Aleris is a privately held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements regarding the expected use of proceeds from the offering. In addition, forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund capital expenditures. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions and divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (7) our ability to fulfill our substantial capital investment requirements; (8) our ability to retain the services of certain members of our management; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (12) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (13) variability in general economic conditions on a global or regional basis; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (17) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (18) our ability to access the credit and capital markets; (19) the possibility that we may incur additional indebtedness in the future; (20) limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under the Senior Notes; and (21) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

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